Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made and entered into this as of the _____ day of August, 2009, by and among Sino Clean Energy Inc., a Nevada corporation (the “Company”), and the undersigned Purchasers. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of July 2009 (the “Securities Purchase Agreement”), by and among the Company and the Purchasers;

WHEREAS, pursuant to Section 4.10 of the Securities Purchase Agreement, the Company agrees to use its best efforts to amend its charter to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 (the “Charter Amendment”) within 45 days of the Closing Date (the “Charter Effective Date”);

WHEREAS, a meeting of the Company’s shareholders is necessary to effectuate the Charter Amendment, and such meeting cannot be held by the Charter Effective Date despite the best efforts of the Company;

WHEREAS, the Company has proposed that the Purchasers extend the Charter Effective Date from 45 days to 90 days of the Closing Date on the terms  set forth below (the “Proposal”), which Proposal is acceptable to the Purchasers; and

WHEREAS, certain amendments to the Securities Purchase Agreement are necessary to effectuate the Proposal;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A.           AMENDMENT.

(1)           Section 4.10 of the Securities Purchase Agreement shall read in its entirety as follows:

“ Amendment to Charter.  Within ninety days (90) days of the Closing Date (the “Charter Effective Date”), the Company shall use its best efforts to amend its charter to increase the number of authorized shares from 200 million to 300 million.  If the Company fails for any reason to file an amended charter pursuant to this Section 4.10 prior to the Charter Effective Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $0.27 per day for each $1,000 in Notes purchased by such Purchaser until such amended charter is effective.”

(2)           Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Securities Purchase Agreement, or of any right, power or remedy of the Purchasers, or constitute a waiver, amendment or modification of any provision of the Securities Purchase Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder, all of which (except as specified herein) remain in full force and effect.  Except as set forth herein, the Purchasers reserve all rights, remedies, powers, or privileges.

B.           CONFLICTS.  Except as expressly set forth in this Amendment, the terms and provisions of each of the Securities Purchase Agreement shall continue unmodified and in full force and effect.  In the event of any conflict between this Amendment and any one of the Securities Purchase Agreement, this Amendment shall control.

C.           GOVERNING LAW.  This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D.           COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Amendment  shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

Sino Clean Energy Inc.
By: _____________________________
Name: Baowen Ren
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PURCHASERS:

[PURCHASER NAME]

By:	_____________________________
Name:	_____________________________
Title:	_____________________________